UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

ORIGINALLY NEW YORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50013	91-2107890
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2505 Anthem Village Dr., Suite E-404 Henderson, Nevada 89052
(Address of principal executive office)

(702) 407-8222
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 19, 2006, Originally New York, Inc. (the “Registrant”) completed a Transaction Agreement (“Agreement”) with James Monroe Capital Group, a Delaware corporation and Vineyard Creek Investments, LLC. Pursuant to the Agreement, James Monroe Capital Group contributed assets and Vineyard Creek Investments, LLC purchased $300,000 of common stock from the Registrant. The Registrant issued 33,201,000 common shares to James Monroe Capital Group and 19,499,000 to Vineyard Creek Investments, LLC which represents 80% of the outstanding shares of the Registrant. Taylor Moffitt was added to the Registrant’s Board of Directors and was appointed Chief Executive Officer and Chris McGovern was appointed President, Secretary and Treasurer. The Registrant will now undertake the business of developing, manufacturing and selling ethanol plants.

The Agreement is described in more and is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Transaction Agreement dated October 18, 2006, entered in by and among Registrant, James Monroe Capital Group and Vineyard Creek Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINALLY NEW YORK, INC.

Date: October 19, 2006

By: /s/ Leonard H. Luner

Leonard H. Luner,

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transaction Agreement dated October 18, 2006, entered in by and among Registrant, James Monroe Capital Group and Vineyard Creek Investments, LLC

4